                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                       MACKAY-SHIELDS MAINSTAY SERIES FUND
--------------------------------------------------------------------------------

I. Administration

   Custody, Portfolio and Fund Accounting Service -- Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Made cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trail balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

   The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO


Fund Net Assets                                  Custody, Portfolio & Fund Acct.
-----------------                                -------------------------------
First $20 Million                                 1/12 of 1%
Next $80 Million                                  1/20 of 1%
Excess                                            1/50 of 1%

Minimum Monthly Charges                               $3,000

II. Global Custody -- Services provided include:
    Cash Movements, Foreign Communications, Foreign Exchange (local currency settlements).

Fund Net Assets                                  Annual Fees
---------------                                  -----------
First $50 Million                                18 Basis Points
Next $50 Million                                 15 Basis Points
Over $100 Million                                12 Basis Points

Minimum Per Client                               $5,000.00 Annually

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III.   Portfolio Trades - For each line item processed

       State Street Bank Repos                                          $7.00

       DTC or Fed Book Entry                                           $12.00

       New York Physical Settlements                                   $25.00


IV.    Options

       Option charge for each option written or closing contract,
       per issue, per broker                                           $25.00

       Option expiration charge, per issue, per broker                 $15.00

       Option exercised charge, per issue, per broker                  $15.00

V.     Interest Rate Futures

       Transactions -- no security movement                             $8.00

VI.    Holdings Charge

       For each issue maintained -- monthly charge                      $5.00

VII.   Principal Reduction Payments

       Per paydown                                                     $10.00

VIII.  Dividend Charges (For items held at the Request of

       Traders over record date in street form)                        $50.00

IX.    Automated Pricing (per portfolio)

        Base Fee per month                                            $500.00

        Quote Charges

                 Equities                                                6.00
                 Bonds                                                  11.00
                 Options/Futures                                         6.00
                 Municipal Bonds                                        16.00



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X.     Out-of-Pocket Expenses

       A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month.















       MacKay-Shields Capital Appreciation Fund
       MacKay-Shields Value Fund
       MacKay-Shields Convertible Fund
       MacKay-Shields Global Fund
       MacKay-Shields High Yield Corporate Bond Fund
       MacKay-Shields Government Plus Fund
       MacKay-Shields Tax Free Bond Fund
       MacKay-Shields Money Market Fund







                                             STATE STREET BANK AND TRUST CO.


By:                                          By
       ---------------------------------           ---------------------------

Title:  CFO                                  Title:  Vice President

Date:                                        Date:
       ---------------------------------           ---------------------------





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